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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 3, 1997



                          TRANSGLOBE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                British Columbia
                 (State or other jurisdiction of incorporation)


                                     0-11378
                            (Commission File Number)


                                 Not Applicable
                        (IRS Employer Identification No.)


                                    Suite 808
                            1111 West Hastings Street
                       Vancouver, British Columbia V6E 2J3
                                 (604) 683-2568


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.   N/A



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.   N/A



ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.   N/A



ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.   N/A



ITEM 5.  OTHER EVENTS.   N/A



ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.   N/A



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.   N/A



ITEM 8.  CHANGE IN FISCAL YEAR.   N/A



ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

On February 3, 1997, the Vancouver Stock Exchange gave the necessary approval of the registrant's entering into an agreement for the sale of three hundred thousand (300,000) shares of its common stock to a European institutional investor, at a price of $1.00 (U.S.) per share. No underwriter was involved.

This transaction was effected pursuant to the securities registration exemption set forth in Rule 903(c)(3) promulgated by the Commission under the Securities Act of 1933, as amended. The institutional investor in question was an existing shareholder of the registrant at the time of the transaction. The subject offering was effected in an offshore transaction and without directed

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selling efforts in the United States, as those terms are defined in Rule 902 of the Commission, and the securities in question are restricted against transfer except in accordance with, inter alia, the provisions of Regulation S.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBE ENERGY CORPORATION



By  /s/       Ross Clarkson
  ---------------------------------
     Ross Clarkson, President


Date       February 18, 1997
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